UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23189	41-1883630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

14701 Charlson Road
Eden Prairie, Minnesota 55347
(Address of principal executive offices and zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CHRW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 29, 2023, C.H. Robinson Worldwide, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Ancora Catalyst Institutional, LP and its affiliates party thereto. Pursuant to the terms of the Letter Agreement, the Company’s Board of Directors acknowledged that it will renominate current directors Henry W. “Jay” Winship and Henry J. Maier for election at the Company’s 2024 annual meeting of stockholders, and Ancora agreed that, provided the Company renominates Messrs. Winship and Maier, it will not nominate any individuals for election to the Board, make any other proposals or engage in any solicitation of proxies in connection with the 2024 annual meeting of the Company’s stockholders.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER

10.1	Letter Agreement, dated December 29, 2023, by and among C.H. Robinson Worldwide, Inc., Ancora Catalyst Institutional LP and the other entities and natural persons party thereto.

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

Dated: December 29, 2023	By:	/s/ Ben G. Campbell
Ben G. Campbell
Chief Legal Officer and Secretary